UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): March 4, 2013

Digerati Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3463 Magic Drive, Suite 259
San Antonio, Texas 78229
(Address of principal executive office)(Zip Code)

 Registrant's telephone number, including area code: (210) 614-7240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Order Granting Temporary Injunction

In the matter of Digerati Technologies, Inc. (“Plaintiff” or “Company”) vs. Sonfield & Sonfield, P.C., Robert L. Sonfield, Jr., Robert Rhodes, and William McIlwain (“Defendants”), case number 2013-06483, 281st District Court, Harris County, Texas, on March 4, 2013, the Court issued a Temporary Injunction (“Temporary Injunction”) that is to remain in place until the conclusion of a trial on the merits of the case, which the Court scheduled to commence on August 5, 2013.

The Temporary Injunction restrains and enjoins the Defendants from taking various actions, including:

(i)
Filing any documents on behalf of the Company with any state or federal agency, authority or organization, including but not limited to the Securities and Exchange Commission (the “SEC”) purporting to be on behalf of the Company;

(ii)	Making any public statements purporting to be on behalf of the Company;

(iii)	Representing to certain third parties that the Defendants are officers, directors, agents, attorneys, or employees for the Company;

(iv)	Representing to certain third parties that Arthur L. Smith is not the duly appointed Chief Executive Officer, President, Secretary, Chairman of the Board, and sole Director of the Company; and

(v)	Accessing or changing the Company’s website, or any bank or commercial account in the name of or used for the benefit of the Company.

Furthermore, as part of the Temporary Injunction, the Court found that irreparable harm will occur to the Company because it appears that assets of the Company (described below) have been transferred or are under imminent threat to be transferred or assigned, and therefore ordered that the Company (excluding Shift8 Technologies, Inc.) and Oleum Capital, LLC, the majority shareholder of the Company, and all persons acting in concert with them, be restrained and enjoined from transferring, conveying, assigning, destroying, or selling any assets conveyed for the benefit of the Company in the November 26, 2012 transaction (the “Assets”) (described  in the Current Report on Form 8-K filed with the SEC on December 3, 2012), without prior approval of the Court, except to the extent necessary for operating in the ordinary course of business.  The Company joined in the entry of the Temporary Injunction concerning the Assets.  Through testimony in Court, the Company learned that persons purportedly acting on behalf of the Company’s wholly-owned subsidiary, Waste Deep, Inc., received signed notices of default and foreclosure (the “Notices”), and entered into an assignment of the Assets in lieu of foreclosure (the “Assignment”) in January and/or February of this year.  The Company had not received the Notices or Assignment prior to the Court’s Temporary Injunction proceeding, and considers the Assignment of the Assets unauthorized and improper.  These matters are under review by the Company.

The Company intends to work with all parties to this litigation and others in an effort to resolve current and prospective claims and disputes (the “Disputes”) related to the litigation, including without limitation, the Assets.  It is uncertain how, when or if the Disputes will be resolved prior to trial.  The Company is uncertain if this litigation will have a material impact on the Company.

Unauthorized Actions in the Name of the Company

In addition to the foregoing, as previously disclosed in the Current Report on Form 8-K filed with the SEC on January 30, 2013, the Defendants filed an 8-K, purportedly in the name of the Company, on January 28, 2013, which incorrectly stated that the Company’s board of directors (the “Board”) appointed Robert C. Rhodes as President, Chief Executive Officer, and Director and elected William McIlwain as Chairman of the Board and Corporate Secretary to fill the vacancies created by the resignation of John Howell.  Contrary to the statements contained in the Defendants’ unauthorized, improper and inaccurate 8-K, Arthur L. Smith was appointed as the Company’s Chief Executive Officer, President, Secretary and Chairman in connection with John Howell’s resignation. Mr. Smith remains the Company’s President, Chief Executive Officer, Chairman and sole Director.  Antonio Estrada remains the Company’s Chief Financial Officer. Messrs. Rhodes and McIlwain have no position with the Company in either an officer or director capacity.

Prior to the Temporary Injunction, these same Defendants took several unauthorized actions purportedly on behalf of the Company, including, but not limited to filing a lawsuit against Oleum Capital, LLC (Digerati Technologies, Inc. v. Oleum Capital, LLC, Case No. 2:13−cv−00191in the United States District Court for the District of Nevada) and most recently filing an unauthorized Preliminary Schedule 14C with the SEC on February 15, 2013.

The Company is working with the SEC, the Nevada Secretary of State and others to address the Defendants’ unauthorized filings, as well as any other improper and unauthorized acts undertaken by the Defendants purportedly on behalf of the Company.

Moreover, as of March 22, 2013, the Company has not completed the audits of Hurley Enterprises, Inc. (“Hurley”) and Dishon Disposal Inc. (“Dishon”).  Pursuant to Item 9.01(a)(4) of Form 8-K, audited financial statements were required to be filed not later than seventy (71) calendar days after the filing date of the initial Form 8-K reporting the Dishon and Hurley acquisitions.  Due to the Disputes,  the circumstances described above and other factors beyond the Company’s control, the Company has been unable to timely complete the audits, however, it anticipates filing a Form 8-K as soon as practicable.

Other Litigation

Some of the Defendants and entities they control have filed lawsuits against the Company’s CEO and CFO and against its SEC counsel and a financial consultant who is working with the Company and others including,  Rhodes Holdings, LLC et al. v. David L. Gorham et al., Cause No. 2013-CI-02253 in the 285th Judicial District Court of Bexar County, Texas, Recap Marketing and Consulting, LLP v. Gregg E. Jaclin and Christy Albeck, Cause No. 2013-05480 in the 157th Judicial District Court of Harris County, Texas, and Robert L. Sonfield, Jr., P.C. v. Christy E. Albeck and Gregg E. Jaclin, Cause No. 201305429 in the 129th Judicial District Court of Harris County, Texas.  The Company is seeking to work with the parties to this litigation in an effort to resolve current and prospective claims related to this litigation.  It is uncertain whether, how or when these claims may be resolved.  The Company is uncertain if this litigation will have a material impact on the Company.

SEC Filing Status

On March 8, 2013, the Company submitted a Current Report on Form 8-K with the SEC to disclose the aforementioned events, however, the filing was suspended because the Company’s filing status was labeled “inactive”.  Accordingly, the Company contacted the SEC on March 11, 2013 to address the status.  While the Company worked with the SEC, it issued a press release on March 15, 2013 to disclose to the public the aforementioned events and the Company’s current SEC status.  On March 21, 2013, the SEC lifted the Company’s “inactive” status.  As a result, the Company is now able to file through the EDGAR system.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2013

DIGERATI TECHNOLOGIES, INC.

By:	/s/ Arthur L. Smith
Arthur L. Smith Chief Executive Officer